UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2004

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware 03-0339228
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

ITEM 5. OTHER EVENTS

On July 2, 2004, Green Mountain Coffee Roasters, Inc. (the "Company") issued a press release announcing that on June 30, 2004 it refinanced its existing credit facility with Fleet National Bank ("Fleet"), as agent, and Fleet and Citizens Bank New Hampshire. ("Citizens" and together with Fleet, the "Lenders"), as participating lenders.

A copy of the Second Amended and Restated Credit Agreement, Notes and Amendment to Leasehold Mortgage related to the amended credit facility, as well as the aforementioned press release, are attached hereto as Exhibits and each document is incorporated by reference herein.

ITEM 7(c). EXHIBITS
4.1	Second Amended and Restated Credit Agreement, dated as of June 30, 2004, by and among the Company, as borrower, Fleet, as agent, and Fleet and Citizens, as lenders.
	(a)	Revolving Note dated June 30, 2004 by the Company in favor of Fleet.
	(b)	Revolving Note dated June 30, 2004 by the Company in favor of Citizens.
	(c)	Term Note dated June 30, 2004 by the Company in favor of Fleet.
	(d)	Term Note dated June 30, 2004 by the Company in favor of Citizens.
	(e)	Equipment Note dated June 30, 2004 by the Company in favor of Fleet.
	(f)	Equipment Note dated June 30, 2004 by the Company in favor of Citizens.
	(g)	Swing Line Note dated June 30, 2004 by the Company in favor of Fleet.
	(h)	Amendment to Leasehold Mortgage dated as of June 30, 2004 between the Company and the Lenders

99.1	Press Release dated July 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:_/s/ France G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: July 6, 2004

EXHIBIT INDEX
4.1	Second Amended and Restated Credit Agreement, dated as of June 30, 2004, by and among the Company, as borrower, Fleet, as agent, and Fleet and Citizens, as lenders.
	(a)	Revolving Note dated June 30, 2004 by the Company in favor of Fleet.
	(b)	Revolving Note dated June 30, 2004 by the Company in favor of Citizens.
	(c)	Term Note dated June 30, 2004 by the Company in favor of Fleet.
	(d)	Term Note dated June 30, 2004 by the Company in favor of Citizens.
	(e)	Equipment Note dated June 30, 2004 by the Company in favor of Fleet.
	(f)	Equipment Note dated June 30, 2004 by the Company in favor of Citizens.
	(g)	Swing Line Note dated June 30, 2004 by the Company in favor of Fleet.
	(h)	Amendment to Leasehold Mortgage dated as of June 30, 2004 between the Company and the Lenders

99.1	Press Release dated July 2, 2004